Exhibit 10.2

AMENDMENT NO. 1 TO
NOTE PURCHASE AGREEMENT

This Amendment No. 1 to Note Purchase Agreement (this “Amendment”), is dated as of June 28, 2018, by and among (i) GOODLAND ADVANCED FUELS, INC., a Delaware corporation (the “Borrower”) and (ii) THIRD EYE CAPITAL CORPORATION, an Ontario corporation, as agent for the Noteholders (the “Agent”), THIRD EYE CAPITAL CREDIT OPPORTUNITIES FUND – INSIGHT FUND, THIRD EYE CAPITAL ALTERNATIVE CREDIT TRUST, and MBI/TEC PRIVATE DEBT OPPORTUNITIES FUND I, L.P. (collectively, the “Noteholders”), and is acknowledged and agreed by the Guarantors, AEMETIS, INC., a Nevada corporation (“Parent”) and AEMETIS ADVANCED PRODUCTS KEYES, INC., a Delaware corporation (“AAPK”, together with the Parent and the Borrower, the “Obligors”).

RECITALS

A.           The Borrower, Agent and Noteholders entered into the Note Purchase Agreement dated as of June 30, 2017 (as the same may be amended, restated, supplemented, revised or replaced from time to time, the “Agreement”). Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

B.           The Borrower has requested, and the Agent and Noteholders have agreed, to amend the Agreement on the terms and conditions contained herein.

AGREEMENT

SECTION 1. Amendments. The following sections of the Agreement shall be and hereby are amended as follows:

(A)           Section 1.1 (Definitions).

Section 1.1 of the Agreement is hereby amended by substituting the following definitions or adding the following definitions, as applicable, in the appropriate alphabetical order:

“First Amendment” means that Amendment No. 1 to the Note Purchase Agreement dated June 28, 2018 as between the Borrower, the Agent and the Noteholders and acknowledged and agreed by the Guarantors.

“Guaranty” means that certain Amended & Restated Limited Guaranty, dated as of the date of the First Amendment, by the Parent and AAPK in favor of the Agent, that guarantees the Note Indebtedness other than the Initial Term Loan only (unless and until the recourse pursuant to such Limited Guaranty becomes unlimited pursuant to the terms thereof).

“Initial Term Loan” has the meaning set forth in Section 2.1 hereof.

“Subsequent Term Loan” has the meaning set forth in Section 2.1 hereof.

(B)           Section 2.1 (Term Loan).

Section 2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Term Loan. Subject to the terms and conditions of this Agreement, and relying on each of the representations and warranties set forth in each of the Note Purchase Documents, the Noteholders agree, individually as joint obligors, and not as joint and several obligors, to make a term loan to the Borrower:

(a)
on the Closing Date in an aggregate amount of Fifteen Million Dollars ($15,000,000) (the “Initial Term Loan”); and

(b)
on the date of the First Amendment in an aggregate amount of One Million Five Hundred Seventy Five Thousand Dollars ($1,575,000) (the “Subsequent Term Loan” and together with the Initial Term Loan, the “Term Loan”), in each case according to each Noteholder’s Term Loan Commitment and such Indebtedness shall be evidenced by secured promissory notes issued to each Noteholder (each, a “Term Note”). After repayment, the Term Loan may not be re-borrowed.”

(C)           Section 2.5 (Interest).

The phrase “Term Loan”, where it appears in Subsection 2.5(c) and in Subsection 3.1(p) of the Agreement, is hereby deleted and replaced in each case with the phrase “Initial Term Loan”.

(D)           Section 2.13 (Fee Letter).

Section 2.13 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Fee Letter. The Borrower agrees to pay to the Agent, for itself or for and on behalf of the Noteholders, as applicable, the fees described in the Fee Letter and, at the date of the First Amendment, the amount of $75,000. All such fees may be withheld from, and payable from, the proceeds of the Loans, including on the Closing Date and on the date of the First Amendment, as applicable, in connection with those fees then due.”

(E)           Schedule 1.1(a) (Commitments Schedule).

Schedule 1.1(a) of the Agreement is hereby deleted in its entirety and replaced with Schedule 1.1(a) attached hereto.

(F)           Schedule 5.1(i) (Use of Proceeds).

Schedule 5.1(i) of the Agreement is hereby deleted in its entirety and replaced with Schedule 5.1(i) attached hereto.

SECTION 2. Conditions to Effectiveness. This Amendment shall be effective on the date first written above and subject to satisfaction of the following conditions precedent:

(A)           The Agent shall have received this Amendment duly executed by the parties hereto.

(B)           The Agent shall have received Term Notes evidencing the Subsequent Term Loan, in favor of each Noteholder in accordance with their respective Term Loan Commitment Percentage, duly executed by the Borrower.

(C)          The Agent shall have received (i) evidence satisfactory to it, including a definitive signed agreement with the applicable parties thereto, of the issuance of 1,050,000 Stock Appreciation Rights to the Agent on behalf of the Noteholders in accordance with their Term Loan Commitment Percentage, which shall provide for a put option in favour of the Agents at an exercise price of $1.00 per unit, and a call option in favour of the Parent at an exercise price of $2.00 per unit, and any ancillary documents with respect thereto, and (ii) any applicable registrations, certificates, approvals, opinions or registration statements required or desirable pursuant to applicable U.S. or Canadian securities laws with respect to such securities.

(C)           The Agent shall have received the Guarantee, dated the date hereof, from AAPK and the Parent in form and substance satisfactory to the Agent in its sole discretion.

(D)          The Agent shall have received a true and complete copy of resolutions duly adopted by the board of directors of the Parent authorizing the execution, delivery and performance of this Amendment and the matters included herein, including issuance of the Tracking Units.

 (E)          Each Obligor shall have performed and complied with all of the covenants and conditions required by this Amendment and the Note Purchase Documents to be performed and complied with by it upon the effective date of this Amendment.

 (F)          The Agent shall have received all other approvals, opinions, documents, agreements, instruments, certificates, schedules and materials as the Agent may reasonably request.

Each Obligor acknowledges and agrees that the failure to perform, or to cause the performance of, the covenants and agreements in this Amendment will constitute an Event of Default under the Agreement and Agent and Noteholders shall have the right to demand the immediate repayment in full in cash of all outstanding Note Indebtedness owing to Agent and Noteholders under the Agreement, the Notes and the other Note Purchase Documents. In consideration of the foregoing and the transactions contemplated by this Amendment, the Borrower hereby: (i) ratifies and confirms all of the obligations and liabilities of it Borrower owing pursuant to the Agreement and the other Note Purchase Documents, and (ii) agrees to pay all costs, fees and expenses of Agent and the Noteholders in connection with this Amendment.

SECTION 3. Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, the Agreement and other Note Purchase Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provisions of the Agreement or any other Note Purchase Document or any right, power or remedy of Agent or Noteholders thereunder, nor constitute a waiver of any provision of the Agreement or any other Note Purchase Document, or any other document, instrument or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the execution date of this Amendment or as a result of performance hereunder or thereunder. This Amendment shall not preclude the future exercise of any right, remedy, power, or privilege available to Agent or Noteholders whether under the Agreement, the other Note Purchase Documents, at law or otherwise. All references to the Agreement shall be deemed to mean the Agreement as modified hereby. This Amendment shall not constitute a novation or satisfaction and accord of the Agreement or any other Note Purchase Documents, but rather shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Agreement and Note Purchase Documents as amended by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Agreement as amended by this Amendment, and each reference herein or in any other Note Purchase Documents to “the Agreement” shall mean and be a reference to the Agreement as amended and modified by this Amendment.

SECTION 4.  Representations Obligors. Each Obligor hereby represents and warrants to Agent and Noteholders as of the execution date of this Amendment as follows: (A) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; (B) the execution, delivery and performance by it of this Amendment and all other Note Purchase Documents executed and delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its articles of incorporation, bylaws or other organizational documents, or (ii) any applicable law; (C) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or any other Note Purchase Documents executed and delivered in connection herewith by or against it; (D) this Amendment and all other Note Purchase Documents executed and delivered in connection herewith have been duly executed and delivered by it; (E) this Amendment and all other Note Purchase Documents executed and delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (F) it is not in default under the Agreement or any other Note Purchase Documents and no Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment; and (G) the representations and warranties contained in the Agreement and the other Note Purchase Documents are true and correct in all material respects as of the execution date of this Amendment as if then made, except for such representations and warranties limited by their terms to a specific date.

SECTION 5. Miscellaneous.

(A)           This Amendment may be executed in any number of counterparts (including by facsimile or email), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa. The use of the word “including” in this Amendment shall be by way of example rather than by limitation. The use of the words “and” or “or” shall not be inclusive or exclusive.

(B)          This Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified without the written consent of the Borrower and Agent. This Amendment shall be considered part of the Agreement and shall be a Note Purchase Document for all purposes under the Agreement and other Note Purchase Documents.

(C)           This Amendment, the Agreement and the Note Purchase Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto. There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.

(D)           THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO ANY WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.

(E)           No Obligor may assign, delegate or transfer this Amendment or any of their rights or obligations hereunder. No rights are intended to be created under this Amendment for the benefit of any third party donee, creditor or incidental beneficiary of the Obligors. Nothing contained in this Amendment shall be construed as a delegation to Agent or Noteholders of the Obligors’ duty of performance, including any duties under any account or contract in which Agent or Noteholders have a security interest or lien. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

(F)           All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and no investigation by Agent or Noteholders shall affect such representations or warranties or the right of Agent or Noteholders to rely upon them.

(G)          THE OBLIGORS ACKNOWLEDGE THAT SUCH PERSON’S PAYMENT OBLIGATIONS ARE ABSOLUTE AND UNCONDITIONAL WITHOUT ANY RIGHT OF RECISSION, SETOFF, COUNTERCLAIM, DEFENSE, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE NOTE INDEBTEDNESS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR ANY NOTEHOLDER. THE OBLIGORS HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE AGENT AND EACH NOTEHOLDER AND THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH SUCH PERSON MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER NOTE PURCHASE DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

{Signatures appear on following pages.}

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first noted above.

BORROWER: GOODLAND ADVANCED FUELS, INC.

	By:	/s/ Michael Peterson
	Name:	Michael Peterson
	Title:	Chief Executive Officer

Acknowledged and agreed by the Guarantors:

AEMETIS ADVANCED PRODUCTS KEYES, INC.

	By:	/s/ Eric A. McAfee
	Name:	Eric A. McAfee
	Title:	Chief Executive Officer

AEMETIS, INC.

	By:	/s/ Eric A. McAfee
	Name:	Eric A. McAfee
	Title:	Chief Executive Officer

Signature Page to Amendment No. 1

AGENT: THIRD EYE CAPITAL CORPORATION

By:	/s/ Arif N. Bhalwani
Name:	Arif N. Bhalwani
Title:	Managing Director

NOTEHOLDER: MBI/TEC PRIVATE DEBT OPPORTUNITIES FUND I, L.P., herein acting by its general partner MBI/TEC PRIVATE DEBT GP L.P., itself acting by its general partner MBI/TEC PRIVATE DEBT GP INC.

By:	/s/ Arif N. Bhalwani
Name:	Arif N. Bhalwani
Title:	President and CEO

Signature Page to Amendment No. 1

THIRD EYE CAPITAL CREDIT OPPORTUNITIES FUND – INSIGHT FUND by its Managing General Partner THIRD EYE CAPITAL CREDIT OPPORTUNITIES S.AR.L.
Per:	/s/ Richard Goddard
Name: Richard Goddard
Title: Manager
Per:	/s/ Paul de Quant
Name: Paul de Quant Title: Manager

THIRD EYE CAPITAL ALTERNATIVE CREDIT TRUST by its Manager THIRD EYE CAPITAL MANAGEMENT INC.

Per: /s/ Arif Bhalwani
Name: Arif N. Bhalwani Title: Portfolio Manager

Signature Page to Amendment No. 1

Schedule 1.1(a)

Commitments

Term Loan Commitment

Name of Noteholder	Initial Term Loan Commitment	Subsequent Term Loan Commitment	Term Loan Commitment Percentage
Third Eye Capital Credit Opportunities Fund – Insight Fund	$750,000	$78,750	5.0%
Third Eye Capital Alternative Credit Trust	$6,000,000	$630,000	40.0%
MBI/TEC Private Debt Opportunities Fund I, L.P.	$8,250,000	$866,250	55.0%
Total:	$15,000,000	$1,575,000	100%
Aggregate Total:	$16,575,000

Revolving Line Commitment

Name of Noteholder	Revolving Line Commitment	Revolving Line Commitment Percentage
Third Eye Capital Credit Opportunities Fund – Insight Fund	$500,000	5.0%
Third Eye Capital Alternative Credit Trust	$4,000,000	40.0%
MBI/TEC Private Debt Opportunities Fund I, L.P.	$5,500,000	55.0%
Total:	$10,000,000	100%

Schedule 5.1(i)

Use of Proceeds

The Term Loan, the Revolving Advances and other advances or extensions of credit made to or for the benefit of any Obligor under the Note Purchase Agreement will be used solely for the following purposes:

1)
With respect to the Initial Term Loan made to the Borrower on the Closing Date, for the purposes of the Borrower paying the purchase price to acquire the Mortgaged Property.

2)
With respect to the Subsequent Term Loan made to the Borrower on the date of the First Amendment, for the purposes of the Borrower advancing such funds to the Parent in order to permit the Parent to pay on its behalf certain property taxes owing by one of its subsidiaries, Aemetis Advanced Fuels Keyes, Inc.

3)
With respect to any Revolving Advances made to the Borrower for its on behalf or on behalf of an Obligor pursuant to the Revolving Intercompany Note, for the purposes of (a) the prepayment of interests on the Initial Term Loan in accordance with the Agreement, (b) paying the fees and expenses associated with the transactions contemplated by the Note Purchase Documents (c) making Approved Expenditures in accordance with the terms of the Agreement, which shall be no less than $2,500,000 with respect to the Riverbank Project, and (d) financing the Borrower’s working capital and general corporate requirements that are in each case approved by the Agent, including, without limitation, payments of interest and other fees and expenses in respect of the Term Loan, intercompany advances by the Borrower in accordance with the Revolving Intercompany Note or on its behalf and the payment of audit, accounting, legal services, physical security, taxes, utilities, insurance and costs of employees and independent contractors, and other reasonable expenses of operations and maintenance related to the Mortgaged Property, the Goodland Project and the Riverbank Project.